Exhibit 10.3

June 26, 2024

Arturo Rodriguez

(via email only to arturo@aterian.io)

Re: Amendments to your Employment Agreement

Dear Arty,

This will amend your employment arrangements with Aterian, Inc. (the “Company”) as set forth in that letter agreement dated September 18, 2017 between you and the Company (as amended from time to time, collectively, the “Employment Agreement”).

We agree that, beginning June 26, 2024, your annual salary will be $360,000.

We also agree to the following:

●

You will be granted 176,000 shares of restricted common stock of the Company, vesting one-third on the approximate one-year anniversary of the date of grant and thereafter in eight equal quarterly installments

●	You are eligible to receive an annual cash or stock performance bonus at a target rate of 75% of your base salary for fiscal 2024

All other terms of the Employment Agreement shall remain unchanged and in full force and effect.

Sincerely,

Aterian, Inc.

By: /s/ Christopher Porcelli

Christopher Porcelli, General Counsel and Head of People

Agreed and Accepted:

/s/ Arturo Rodriguez

Arturo Rodriguez